Exhibit 99.1

Rimage Signs Definitive Agreement for Acquisition of Qumu

Enters Rapidly Growing Enterprise Video Communications Market

with Industry Leader

Transaction Valued at $52 Million, Consisting of $39 Million in Cash

and One Million Shares of Rimage Common Stock

Qumu Expected to Grow Revenue More Than 40% in 2012

Rimage Board Approves 70% Dividend Increase to $0.17 per Share

Conference Call Today at 11 AM ET

Minneapolis, MN – October 10, 2011 – Rimage Corporation (Nasdaq: RIMG), the industry-leading provider of on-demand CD/DVD/Blu-ray Disc™ publishing systems, today announced that it has signed a definitive agreement for the acquisition of Qumu, Inc., the leader in enterprise video communications. The acquisition provides Rimage with a strong presence in the rapidly growing video communications market with an established partner, serving 100 Global 1000 customers and generating strong revenue growth. The purchase price totals $52 million, consisting of $39 million in cash and one million shares of Rimage common stock. The transaction is not subject to any regulatory conditions or shareholder approvals and is anticipated to close within 24 hours.

“Qumu is a cornerstone acquisition for Rimage and immediately positions us as a leader in the growing market for video communications and social enterprise applications for business,” said Sherman Black, president and chief executive officer of Rimage Corporation. “The Qumu acquisition accelerates Rimage’s strategy to distribute live, on-demand, downloaded and optical media content for a broad range of applications, on any mobile or desktop device. This acquisition significantly expands our market to new enterprise customers and offers opportunities for cross-selling to the installed base of customers of both Rimage and Qumu.”

Qumu helps corporations create, manage and securely distribute video and related content and provides analytics on content usage. With an estimated total available market of $2 billion, it serves companies in banking, technology, and telecom, among other industries, as well as universities and government agencies. It sells its products through a direct sales force and through premier distribution partners, including Sony and AT&T.

Qumu’s revenue has increased more than 45% per year over the past three years. In 2010, it generated $10.3 million in revenue and it is on track to achieve approximately $15 million in 2011. Based on current opportunities and expectations, Qumu is expected to generate approximately $21 million in revenue in 2012.

“The Qumu acquisition provides customer and technology synergies with our disc publishing business and virtual publishing initiative,” continued Mr. Black. “We will continue to invest in disc publishing to provide our customers with the leading edge solutions they expect from us. The beta testing of our virtual publishing technology, a secure “push-based” delivery platform, continues to proceed well and we remain on track with validating the concept.”

With Qumu, Rimage will be able to provide its customers with comprehensive solutions for all content distribution applications. Qumu allows customers to reliably and securely offer their content across multiple platforms including the desktop, smart phones and tablets. Qumu customers will benefit from Rimage’s virtual publishing technology which will add secure push delivery capabilities to Qumu’s “pull-based” streaming solution. Rimage’s net free cash flow, global footprint and infrastructure will enable Qumu to accelerate its expansion into new markets.

Qumu will be integrated into Rimage. Its operations will remain in San Bruno, California. Ray Hood, president and chief executive officer of Qumu, will remain the leader of the Qumu team and will become a senior vice president of Rimage.

“We are extremely excited to be joining forces with Rimage to more quickly extend Qumu’s unique video communications solution to a much larger market,” said Mr. Hood. “We believe the combination of the two companies offers significant opportunities for growth in 2012 and beyond. Our optimism is demonstrated by the desire of our investors to take a portion of the purchase price in Rimage stock.”

Dividend Increase

The Rimage Board of Directors today announced an increase in the cash dividend in the fourth quarter to $0.17 per share. This will be payable on December 15, 2011 to shareholders of record on November 30, 2011. Based on the closing price on Friday, October 7, 2011, this represents a 5.0% dividend yield.

“As a result of the Qumu acquisition, Rimage is positioned to generate double digit top line growth in 2012. Overall, we anticipate cash from operations in 2012 to match the level of cash generated in 2011. Given our expected cash position post-acquisition and our confidence in generating overall growth in 2012, we believe a 70% dividend increase is warranted,” Mr. Black concluded.

Financial Outlook

With the acquisition of Qumu, the Company now expects 2011 revenues of $86 million to $88 million and earnings per share of $0.42 to $0.45. Excluding fourth quarter Qumu revenue and Qumu transaction and restructuring costs of $2.0 million, both revenue and earnings per share are in line with the financial guidance provided last quarter and at the beginning of 2011.

For 2012, the Company expects Qumu annual revenue growth to continue at greater than 40%. It also anticipates that Qumu will contribute slightly to cash flow in 2012. In disc publishing, the Company expects continued solid execution and cash generation. Technology substitution and softness in the retail segment will continue to negatively impact 2012 revenues and will only be partially offset by growth in disc publishing solutions and geographic expansion. The Company expects disc publishing revenues to decline in the low single digits over this period and to be able to maintain low double digit operating margins.

Overall, Rimage revenues are expected to increase more than 15% in 2012. The Company will continue to optimize its expense structure in disc publishing and leverage the Rimage global infrastructure to accelerate the Qumu opportunity.

Conference Call

Rimage will hold a conference call in conjunction with this announcement today, October 10, 2011, at 11:00 AM Eastern Time. The dial-in number for the conference call is 877-941-8609 for domestic participants and 480-629-9818 for international participants. Investors may also access a webcast of the live conference call by linking through the investor relations section of the Rimage website, www.rimagecorp.com. An archived webcast of the call will be available for 90 days beginning approximately one hour after the call’s conclusion.

About Rimage Corporation

Founded in 1978, Rimage Corporation (NASDAQ: RIMG) helps businesses deliver digital content directly and securely to their customers and employees. Its disc publishing business, based in Minneapolis, Minnesota, supplies more than 10,000 customers in North America, Europe and Asia with industry-leading solutions that archive, distribute and protect content on CDs, DVDs and Blu-Ray Discs™. With its acquisition of Qumu, Rimage will become a leader in the rapidly growing enterprise video communications market. The combination of Qumu and Rimage’s disc publishing business and virtual publishing initiative enables businesses to securely deliver their videos, documents, audio files and images in today’s multi-platform, multi-device world. Additional information can be found at www.rimagecorp.com.

Blu-ray Disc™ is a trademark of the Blu-ray Disc Association.

About Qumu

Qumu, Inc., based in San Bruno, California, is the leading business video platform provider, empowering organizations to better engage and inspire employees, improve productivity, and reduce costs. Video is pervasive – it appears in all business applications and is consumed on all devices. The largest Global 1000 companies depend on Qumu’s video platform to capture, manage, and distribute live and on-demand content with total reliability and security. Regardless of audience size, viewer device, or network configuration, Qumu simply makes video work. Only Qumu delivers the Freedom to work with existing infrastructure; the Power to reach everyone; and the Control to do it right.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include, for example, statements about: the Company’s and Qumu’s future financial results or operating performance, the Company’s ability to quickly and efficiently integrate the business, employees, technologies and other aspects of Qumu, the Company’s ability to realize the benefits and synergies of the acquisition of Qumu, the Company’s ability to expand business with Qumu’s customers and the development and marketing of new products. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause the actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the risk that Rimage may not realize the benefits of its acquisition of Qumu because of integration and other challenges and the technological, competitive, personnel and operational risks associated with the Qumu business, as well as the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and other factors set forth in the Company’s filings with the Securities and Exchange Commission.

For additional information, contact:

Investor Contacts: James Stewart, CFO Rimage Corporation 952/944-8144 Doug Sherk/Jenifer Kirtland EVC Group 415/568-4887	Other Contacts: Pete Steege, Director of Marketing Communications Rimage Corporation 612/435-6874